Exhibit 99.1

Contact: Garry O. Ridge

Phone: 619-275-9324

WD-40 Company Reports 4% Increase in First Quarter Sales

SAN DIEGO, Jan 10, 2011 /PRNewswire via COMTEX/ — WD-40 Company (Nasdaq: WDFC) today reported sales for the first quarter ended November 30, 2010, of $80.9 million, an increase of 4% from the first quarter last year. Net income for the first quarter was $9.1 million, down 4% from the prior fiscal year first quarter.

“We had a solid performance in the first quarter that reflects the hard work and focus we have put into our four strategic initiatives, and that continues to serve us well,” said Garry O. Ridge, WD-40 Company president and chief executive officer.” As it relates to the geographic expansion strategic initiative, we have been successful in building our base business across the globe and we have seen robust growth in many international markets, while maintaining our gross margins above our target of 50%.”

Summary

•

The Company’s focus on its multi-purpose strategic initiative delivered sales growth during the first quarter. The first quarter multi-purpose maintenance products sales, which include the WD-40®, 3-IN-ONE®, and BLUE WORKS™ brands, were $66.5 million, up 10% from the same quarter last fiscal year. Homecare and cleaning products sales, which include all other brands, were $14.4 million in the first quarter, down 16% from the same period last fiscal year.

•

America’s segment first quarter sales were $39.2 million, down 10% compared to the first quarter of last fiscal year. Europe segment sales in the first quarter were $30.8 million, up 13% compared to the same period last fiscal year. Asia-Pacific segment first quarter sales were $11.0 million, up 61% compared to the first quarter of last fiscal year.

•	Gross margin was 50.9% in the first quarter compared to 51.4% in the same quarter last fiscal year.

•	Diluted earnings per share for the first quarter were $0.53 versus $0.56 in the prior fiscal year period.

•	Percentage of total sales by segment for first the quarter were 48% from the Americas, 38% from Europe and 14% from Asia/Pacific.

•	Advertising and sales promotion expenses were up 17% for the first quarter compared to the same period last fiscal year.

•	Selling, general and administrative expenses were up 9% in the first quarter to $21.7 million compared to the same period last fiscal year.

“During the first quarter, 62% of our total sales were from outside the United States,” Ridge said. “The solid growth we have seen in markets like China, where we doubled our sales in the first quarter, is a result of us building our core business coupled with significant promotional activity aimed at building distribution and increasing end-user awareness.”

Fiscal Year 2011 Guidance

WD-40 Company expects fiscal year 2011 net sales to grow 5.7 % to 10.4% to the range of $340 to $355 million. The company expects net income of $37.8 million to $40.3 million and diluted earnings per common share of $2.25 to $2.40 for fiscal year 2011 based on an estimated 16.8 million weighted average shares outstanding. The company expects advertising and sales promotion expenses to be within the range of 6.5% to 8.0% of net sales.

Dividend and Share BuyBack Authorization

As previously announced, the board of directors declared on Tuesday, December 14, 2010 the regular quarterly dividend of $.27 per share, payable January 31, 2011 to stockholders of record on January 7, 2011. WD-40 Company also announced that at its regularly scheduled meeting on December 14, 2010, the board of directors authorized an open-ended buyback of Company shares up to $25 million over the next 12 months. The previous share buyback authorization expired December 8, 2010. No shares were acquired pursuant to that authorization.

“With respect to our strategic initiative focusing on the WD-40 brand exploration, we continue to investigate opportunities for the WD-40 brand. We have developed and will be testing several WD-40 branded items in selected channels in the UK and possibly other markets later this fiscal year,” said Ridge. “We also launched Blue Works in the UK in the industrial markets during the first quarter. We expect to see the same slow steady sales growth that we are experiencing in the U.S. with this product line. While the Blue Works brand potential is much smaller, the model used to build distribution is similar to the WD-40 brand ‘slow and steady build’ distribution model.”

“We continue to investigate licensing opportunities for the WD-40 brand as well as continuing to look for targeted acquisitions that fit in our strategy” Ridge added.

More detailed information will be available on WD-40 Company’s Form 10-Q that will be filed on January 10, 2011.

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to delivering unique, high-value and easy-to-use solutions for a wide variety of maintenance needs of “doer” and “on-the-job” users by leveraging and building the brand fortress of the company. The company markets three multi-purpose maintenance product brands—WD-40®, 3-IN-ONE®, and BLUE WORKS™—and eight homecare and cleaning product brands: X-14® mildew stain remover and automatic toilet bowl cleaners, 2000 Flushes®

automatic toilet bowl cleaners, Carpet Fresh® and No Vac® rug and room deodorizers, Spot Shot® aerosol and liquid carpet stain removers, 1001® carpet and household cleaners and rug and room deodorizers, and Lava® and Solvol® heavy-duty hand cleaners.

WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $322 million in fiscal year 2010. Additional information about WD-40 Company can be obtained online at http://www.wd40company.com.

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including the impacts of raw materials, changes in foreign currency exchange rates, new products and brands, and fluctuating market conditions, both in the United States and internationally. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

WD-40 COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share amounts)

	Three Months Ended November 30,
	2010	2009
Net sales	$80,927	$77,721
Cost of products sold	39,705	37,808

Gross profit	41,222	39,913

Operating expenses:
Selling, general and administrative	21,649	19,801
Advertising and sales promotion	6,069	5,198
Amortization of definite-lived intangible assets	182	185

Total operating expenses	27,900	25,184

Income from operations	13,322	14,729

Other income (expense):
Interest income	55	35
Interest expense	(322)	(524)
Other income, net	197	114

Income before income taxes	13,252	14,354
Provision for income taxes	4,173	4,941

Net income	$9,079	$9,413

Earnings per common share:
Basic	$0.54	$0.57

Diluted	$0.53	$0.56

Shares used in per share calculations:
Basic	16,796	16,556

Diluted	16,991	16,652

Dividends declared per common share	$0.27	$0.25

WD-40 COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share amounts)

	November 30, 2010	August 31, 2010
Assets
Current assets:
Cash and cash equivalents	$73,249	$75,928
Trade accounts receivable, less allowance for doubtful accounts of $327 and $299 at November 30, 2010 and August 31, 2010, respectively	46,939	47,846
Product held at contract packagers	1,547	1,536
Inventories	15,830	13,037
Current deferred tax assets, net	4,761	4,747
Other current assets	4,744	7,314

Total current assets	147,070	150,408

Property, plant and equipment, net	9,400	9,322
Goodwill	95,255	95,235
Other intangible assets, net	31,110	31,272
Other assets	2,897	2,871

Total assets	$285,732	$289,108

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,859	$18,943
Accrued liabilities	15,351	14,382
Current portion of long-term debt	10,715	10,714
Accrued payroll and related expenses	7,107	14,265
Income taxes payable	364	1,516

Total current liabilities	52,396	59,820

Long-term debt	—	10,715
Long-term deferred tax liabilities, net	18,260	17,414
Deferred employee benefits and other long-term liabilities	4,669	4,635

Total liabilities	75,325	92,584

Shareholders’ equity:
Common stock — authorized 36,000,000 shares, $0.001 par value; 18,558,258 and 18,251,142 shares issued at November 30, 2010 and August 31, 2010, respectively; and 16,994,760 and 16,687,644 shares outstanding at November 30, 2010 and August 31, 2010, respectively	19	18
Additional paid-in capital	101,939	93,101
Retained earnings	162,350	157,805
Accumulated other comprehensive loss	(3,835)	(4,334)
Common stock held in treasury, at cost — 1,563,498 shares at November 30, 2010 and August 31, 2010	(50,066)	(50,066)

Total shareholders’ equity	210,407	196,524

Total liabilities and shareholders’ equity	$285,732	$289,108

WD-40 COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended November 30,
	2010	2009
Operating activities:
Net income	$9,079	$9,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	978	1,082
Net gains on sales and disposals of property and equipment	(8)	(2)
Deferred income taxes	35	501
Excess tax benefits from exercises of stock options and conversions of restricted stock units to common shares	(574)	(108)
Stock-based compensation	806	665
Unrealized foreign currency exchange losses (gains), net	566	(469)
Provision for bad debts	25	—
Changes in assets and liabilities:
Trade accounts receivable	514	3,798
Product held at contract packagers	(3)	405
Inventories	(2,737)	(1,629)
Other assets	2,414	534
Accounts payable and accrued expenses and liabilities	(7,036)	(1,133)
Income taxes payable	226	3,272
Deferred employee benefits and other long-term liabilities	27	(12)

Net cash provided by operating activities	4,312	16,317

Investing activities:
Capital expenditures	(774)	(314)
Proceeds from sales of property and equipment	57	17

Net cash used in investing activities	(717)	(297)

Financing activities:
Repayments of long-term debt	(10,714)	(10,714)
Dividends paid	(4,534)	(4,149)
Proceeds from issuance of common stock	8,124	859
Excess tax benefits from exercises of stock options and conversions of restricted stock units to common shares	574	108

Net cash used in financing activities	(6,550)	(13,896)

Effect of exchange rate changes on cash and cash equivalents	276	796

Net (decrease) increase in cash and cash equivalents	(2,679)	2,920
Cash and cash equivalents at beginning of period	75,928	45,956

Cash and cash equivalents at end of period	$73,249	$48,876

WD-40 COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited and in thousands)

	Three Months Ended November 30,
	2010	2009
Net income	$9,079	$9,413

Other comprehensive income:
Equity adjustment from foreign currency translation, net of income taxes	499	977

Total comprehensive income	$9,578	$10,390